UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2006

MEXORO MINERALS LTD.

(formerly SUNBURST ACQUISITIONS IV, INC.)

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 6, 2006, Minera Rio Tinto S. A. De C. V. (“MRT”), Mexoro Minerals, Ltd. (“Mexoro”), and Sunburst de Mexico, S.A. de C.V. (“Sunburst Mexico) entered into the AMENDMENT TO AGREEMENT ENTERED INTO ON DECEMBER 8, 2005 (the “Amendment”).  The Amendment modifies the Agreement entered into by the above parties on December 8, 2005 and filed as Exhibit 10.11 to Mexoro’s Current Report on Form 8-K filed on December 14, 2005.

Under the original Agreement, Mexoro granted MRT the option to purchase all of the outstanding shares of Sunburst Mexico if Mexoro failed to transfer $1,500,000 to Sunburst Mexico by April 30, 2006.  This option was valid through May 31, 2006.

The Amendment removes MRT’s option to purchase all of the shares of Sunburst Mexico.  The Amendment also eliminates Mexoro’s obligation to transfer $1,500,000 to Sunburst Mexico.

ITEM 9.01 Exhibits

The following exhibits are filed herewith:

10.11

AGREEMENT entered into on December 8, 2005 among the Company, Sunburst Mexico, and MRT (hereby incorporated by reference to Form 8-K filed on December 14, 2005).

10.17

AMENDMENT TO AGREEMENT ENTERED INTO ON DECEMBER 8, 2005 among Mexoro, Sunburst Mexico and MRT, entered into on April 6, 2006 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/ Robert Knight, President and Director

Date: April 6, 2006